Exhibit 99.1

McKESSON AND CHANGE HEALTHCARE ANNOUNCE TERMINATION OF HART-SCOTT-RODINO ACT WAITING PERIOD FOR THE CREATION OF A NEW HEALTHCARE INFORMATION TECHNOLOGY COMPANY

SAN FRANCISCO & NASHVILLE, December 21, 2016 – McKesson Corporation (NYSE:MCK), a leading global healthcare services and information technology company, and Change Healthcare Holdings, Inc., a leading provider of software and analytics, network solutions and technology-enabled services, today announced that the companies have received notification that the Department of Justice closed its review and terminated the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed creation of a new healthcare information technology company. The termination of this waiting period satisfies one of the conditions of the proposed transaction.

The transaction remains subject to other customary closing conditions. Subject to satisfaction of these other closing conditions, the acquisition is expected to close in the first half of calendar year 2017.

As previously announced on June 28, 2016, McKesson and Change Healthcare announced the creation of a new healthcare information technology company. The entity will combine substantially all of Change Healthcare’s business and the majority of McKesson Technology Solutions into a new company. McKesson will own approximately 70% of the new company, with the remaining equity stake held by Change Healthcare stockholders, which includes Blackstone and Hellman & Friedman.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies, and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

About Change Healthcare

Change Healthcare is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights designed to enable smarter healthcare. By leveraging its Intelligent Healthcare Network™, which includes the single largest financial and administrative network in the United States healthcare system, payers, providers and pharmacies are able to increase revenue, improve efficiency, reduce costs, increase cash flow and more effectively manage complex workflows. Learn more at www.changehealthcare.com.

About Blackstone

Blackstone has been a global leader in private equity since 1985, with approximately $100 billion of assets under management. We uncover value by identifying great companies and enhancing their performance by providing strategic capital and outstanding management talent. We aim to grow stronger enterprises, create jobs, and enable our portfolio companies to build lasting value for our investors, their employees and all stakeholders.

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with over $360 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Risk Factors

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; the expected benefits and costs of the transaction; any projections of earnings, revenues, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product or service developments, extensions or integration; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions; and

any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transaction, as the transaction is subject to closing conditions, including completion of audited financial statements of the MTS businesses being contributed to the new company; the possibility that expected benefits may not materialize as expected; ability to successfully implement integration strategy for the new company; as well as the ability to ensure continued performance or market growth of McKesson’s, Change Healthcare’s and the new company’s products and services. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of McKesson and Change Healthcare described in the reports and other documents submitted by each of them to the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. All forward-looking statements are based on information currently available to McKesson and Change Healthcare and are qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by law, neither McKesson nor Change Healthcare assumes any obligation to update any such forward-looking statements or other statements included in this press release.

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McKesson Corporation Contacts:

Investors and Financial Media:

Craig Mercer

415-983-8391

Craig.Mercer@mckesson.com

General and Business Media:

Kristin Hunter

415-983-8974

Kristin.Hunter@mckesson.com

Change Healthcare Holdings, Inc. Contact:

Tommy Lewis

615-932-3235

tlewis@changehealthcare.com

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